QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on February 11, 2011

Registration No. 333-170143

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 5
to
FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Reader's Digest Association, Inc.
(Exact name of registrant issuer as specified in its charter)

See Table of Registrant Guarantors for information regarding additional Registrants

Delaware (State or other jurisdiction of incorporation or organization)	1-10434 (Primary Standard Industrial Classification Code Number)	13-1726769 (I.R.S. Employer Identification Number)

750 Third Avenue
New York, New York 10017
(646) 293-6000
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Andrea Newborn, Esq.
Senior Vice President, General Counsel and Secretary
The Reader's Digest Association, Inc.
44 South Broadway
White Plains, New York 10601
(914) 238-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Raphael M. Russo, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
(212) 373-3000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer    ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

 Table of Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter(1)	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
RDA Holding Co.	Delaware	551112	37-1537045
Alex Inc.	Delaware	512200	13-3765531
Allrecipes.com, Inc.	Washington	519100	91-1693797
Ardee Music Publishing, Inc.	Delaware	512200	13-2852291
RDA Sub Co. (f/k/a Books Are Fun, Inc.)	Iowa	454390	42-1360501
Christmas Angel Productions, Inc.	Delaware	541990	13-4062729
RDCL, Inc. (f/k/a CompassLearning, Inc.)	Delaware	511210	13-4066535
Direct Entertainment Media Group, Inc.	Delaware	454110	32-0272306
Direct Holdings Americas Inc.	Delaware	512200	13-2861045
Direct Holdings Custom Publishing Inc.	Delaware	512200	13-3867452
Direct Holdings Customer Service, Inc.	Delaware	511190	13-3389015
Direct Holdings Education Inc.	Delaware	512200	13-3765535
Direct Holdings Libraries Inc.	New York	512200	13-2537299
Direct Holdings U.S. Corp.	Delaware	512200	32-0134998
Funk & Wagnalls Yearbook Corp.	Delaware	511130	13-3603787
Gareth Stevens, Inc.	Wisconsin	511130	39-1462742
Home Service Publications, Inc.	Delaware	511120	13-3439525
Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems, Inc.)	Delaware	511190	13-3783276
Pegasus Asia Investments Inc.	Delaware	523900	13-3850077
Pegasus Investment, LLC	Delaware	523900	13-3864252
Pegasus Sales, Inc.	Delaware	424920	13-1883259
Pleasantville Music Publishing, Inc.	Delaware	512200	13-2852289
R.D. Manufacturing Corporation	Delaware	323100	13-6120230
RD Large Edition, Inc.	Delaware	511120	13-3941489
RD Publications, Inc.	Delaware	511120	13-3439115
RD Walking, Inc.	Delaware	511120	13-3936509
Reader's Digest Children's Publishing, Inc.	Delaware	511120	13-3616326
Reader's Digest Consumer Services, Inc.	Delaware	424920	43-2018469
Reader's Digest Entertainment, Inc.	Delaware	512100	13-3144742
Reader's Digest Financial Services, Inc.	Delaware	541990	13-4177291
Reader's Digest Latino America S.A.	Delaware	511120	52-1275836
Reader's Digest Sales and Services, Inc.	Delaware	541800	13-1952377
Reader's Digest Sub Nine, Inc.	Delaware	511120	13-4062727
Reader's Digest Young Families, Inc.	Delaware	511120	06-1396158
Reiman Manufacturing LLC	Delaware	323100	13-4358760
Reiman Media Group, LLC	Delaware	511120	47-0861192
Retirement Living Publishing Company, Inc.	Delaware	511120	13-3439118
Saguaro Road Records, Inc.	Delaware	423990	32-0272310
Taste of Home Media Group, LLC	Delaware	541800	47-0861190
Taste of Home Productions, Inc.	Delaware	722300	47-0861193
Travel Publications, Inc.	Delaware	511120	11-2832927
W.A. Publications, LLC	Delaware	541990	13-6120229
Wapla, LLC	Delaware	541990	13-4199272
Weekly Reader Corporation	Delaware	511130	13-3603780
World Almanac Education Group, Inc.	Delaware	511130	13-3603781
World Wide Country Tours, Inc.	Delaware	561500	47-0861189
WRC Media Inc.	Delaware	551112	13-4066536

(1)
The address and telephone number of each Registrant Guarantor is c/o The Reader's Digest Association, Inc., 750 Third Avenue, New York, NY 10017, (646) 293-6000.

 EXPLANATORY NOTE

        This Amendment No. 5 to the Registration Statement on Form S-4 of The Reader's Digest Association, Inc. and certain subsidiaries of The Reader's Digest Association, Inc. listed as registrants herein ("Amendment No. 5") does not relate to the contents of the prospectus contained in the Registration Statement on Form S-4, which is not amended hereby. Accordingly, this Amendment No. 5 does not include a copy of the prospectus. This Amendment No. 5 is being filed solely for the purpose of filing certain exhibits, as indicated on the exhibit index.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions described below, the registrants have been informed that in the opinion of the Commission indemnification such as may be described above is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Registrants

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Section 145(f) provides that the indemnification provided under Section 145 is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

        Article V, Section 1 of the amended and restated by-laws of RDA Holding Co. provide that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the written request of the corporation as a director, officer, manager, general partner, employee, fiduciary or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise unless prohibited from doing so by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss suffered and expenses

(including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding), and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, that, except as provided in the By-Laws, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by or on behalf of such person only if such proceeding was authorized by the Board of Directors of the corporation. The right to indemnification conferred in Article V, Section 1 of the By-Laws is a contract right and, subject to the By-Laws, includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        The By-Laws of each of the other Delaware corporate registrants contain similar provisions.

        Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Each of the following Delaware corporate registrants eliminate such personal liability of their directors under such terms: The Reader's Digest Association, Inc., Alex Inc., Ardee Music Publishing, Inc., Christmas Angel Productions, Inc., Direct Entertainment Media Group, Inc., Direct Holdings Americas Inc., Direct Holdings Custom Publishing Inc., Direct Holdings Customer Service, Inc., Direct Holdings Education Inc., Direct Holdings U.S. Corp., Funk & Wagnalls Yearbook Corp., Home Service Publications, Inc., Pegasus Asia Investments Inc., Pegasus Sales, Inc., Pleasantville Music Publishing, Inc., RDA Holding, Co., RDCL, Inc. (f/k/a Compasslearning, Inc.), R.D. Manufacturing Corporation, RD Large Edition, Inc., RD Publications, Inc., RD Walking, Inc., Reader's Digest Children's Publishing, Inc., Reader's Digest Consumer Services, Inc., Reader's Digest Entertainment, Inc., Reader's Digest Financial Services, Inc., Reader's Digest Latinoamerica S.A., Reader's Digest Sales and Services, Inc., Reader's Digest Sub Nine, Inc., Reader's Digest Young Families, Inc., Retirement Living Publishing Company, Inc., Saguaro Road Records, Inc., Taste of Home Productions, Inc., Travel Publications, Inc., Weekly Reader Corporation, Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems, Inc.), World Almanac Education Group, Inc., World Wide Country Tours, Inc. and WRC Media Inc.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        Each of the following limited liability companies provide for the elimination or limitation of the personal liability of their directors to the company or its stockholders for monetary damages for breach of fiduciary duty as a director to the same extent as the Delaware corporate registrants discussed above: Pegasus Investment, LLC, Reiman Manufacturing LLC, Reiman Media Group, LLC, Taste of Home Media Group, LLC, W.A. Publications, LLC, and WAPLA, LLC. Each such registrant also provides for the indemnification of its directors and officers to the maximum extent allowed by Delaware law.

        RDA Holding Co. maintains liability insurance for the benefit of itself and its subsidiaries' directors and officers.

Iowa Registrants

        Section 490.851 of the Iowa Business Corporation Act (the "IBCA") provides, in relevant part, that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if: the individual acted in good faith and reasonably believed (i) in the case of conduct in the individual's official capacity, that the individual's conduct was in the best interests of the corporation; or (ii) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation. In the case of a criminal proceeding, the individual must have had no reasonable cause to believe the individual's conduct was unlawful. An individual may also be indemnified for engaging in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation except for liability for any of the following: (i) receipt of a financial benefit to which the person is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 490.833 of the IBCA, relating to distributions by the corporation; or (iv) an intentional violation of criminal law.

        Section 490.852 of the IBCA provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

        In addition, Section 490.856 provides, in relevant part, that a corporation may indemnify an officer of the corporation who is a party to the proceeding because the person is an officer, to the same extent as to a director, or, if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the Board of Directors, or contract, except for either of the following: (i) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; (ii) liability arising out of conduct that constitutes any of the following: (1) receipt by the officer of a financial benefit to which the officer is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; or (3) an intentional violation of criminal law. The provisions applying to an officer who is not also a director shall apply to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an action taken or a failure to take an action solely as an officer. An officer of the corporation who is not a director is entitled to mandatory indemnification to the same extent as a director under Section 490.852.

        While there is no longer direct reference to the elimination or limitation of personal liability of directors to the corporation or its shareholders for monetary damages for breach of a fiduciary duty as a director in the IBCA, the following Iowa corporate registrant eliminates personal liability of its directors to the full extent that such elimination or limitation is permitted under Iowa law: RDA Subco, f/k/a/ Books are Fun, Inc. Such registrant also provides that it indemnifies its directors and officers to the fullest extent legally permissible under the IBCA.

New York Registrants

        Section 722(a) of the New York Business Corporation Law (the "NYBCL") provides that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. Section 722(c) of the NYBCL provides that a corporation may indemnify directors and officers in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification under this Section shall be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        Section 723(a) of the NYBCL provides that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

        Section 721 of the NYBCL provides that the indemnification provided shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

        The following New York corporate registrant provides that such registrant indemnifies its directors and officers to the maximum extent allowed by New York law: Direct Holdings Libraries Inc.

Washington Registrant

        Section 23B.08.510 of the Washington Business Corporation Act (the "WBCA") provides, in relevant part, that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding (a) if the individual acted in good faith; and (b) if the individual reasonably believed (i) in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in the corporation's best interests; and (ii) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. A corporation may not indemnify a director under the WBCA: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Indemnification permitted under the WBCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        Section 23B.08.520 of the WBCA provides that unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Section 23B.08.570 of the WBCA provides that unless a corporation's articles of incorporation provide otherwise, an officer of the corporation who is not a director will be entitled to mandatory indemnification to the same extent as directors, and that a corporation may provide for indemnification of officers to the same extent as directors. A corporation may also indemnify an officer who is not a director to the extent, consistent with the law, that may be provided by its articles of incorporation, bylaws, general or specific action of its Board of Directors, or contract.

        Section 23B.08.320 of the WBCA provides, in relevant part, that the articles of incorporation of a corporation may contain provisions not inconsistent with the law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director; (ii) for conduct violating Section 23B.08.310 of the WBCA, relating to distributions by the corporation; or (iii) for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. The following Washington registrant eliminates such personal liability for its director under such terms: Allrecipes.com, Inc. Such registrant also provides for indemnification under such terms to directors and officers to the full extent not prohibited by applicable law. Such registrant's articles of incorporation further provide that if the WBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the registrant shall be eliminated or limited to the fullest extent not prohibited by the WBCA, as so amended.

  Wisconsin Registrant

        Section 180.0851(1) of the Wisconsin Business Corporation Law (the "WBCL") provides that a corporation shall indemnify a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. Section 180.0851(2)(a) provides that in cases not included under subsection (1), a corporation shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858 provides that the indemnification provided does not preclude any additional right to indemnification that a director or officer may have under the articles of incorporation or bylaws of the corporation, a written agreement with the corporation, a resolution of the Board of Directors or a resolution adopted by a majority vote of the corporation's voting shares issued and outstanding after notice.

        Section 180.0828(1) of the WBCL provides that a director is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the following: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest; (ii) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (iii) a transaction from which the director derived an improper personal profit; or (iv) willful misconduct. Section 180.0828(2) provides that a corporation may limit the immunity provided under this section by its articles of incorporation.

        The following Wisconsin registrant provides in its Bylaws that its directors and officers will not be liable to the corporation for any action taken in good faith if such person (i) exercised and used the same degree of care and skill as a prudent man would have exercised under the circumstances in conduct of his own affairs; or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by officers of employees of the corporation which he had reasonable grounds to believe to be true: Gareth Stevens, Inc. Such registrant also provides for indemnification of directors and officers unless recovery shall be had against such director or officer by reason his having been adjudged to have been guilty of fraud, self-dealing, or willful misconduct in the performance of his duties.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT INDEX

Exhibit Number		Description
2.1	*	Third Amended and Restated Joint Chapter 11 Plan of Reorganization of The Reader's Digest Association, Inc. and its Debtor Affiliates.
3.1	*	Amended and Restated Certificate of Incorporation of RDA Holding Co.
3.2	*	By-laws of RDA Holding Co.
3.3	*	Amended and Restated Certificate of Incorporation of The Reader's Digest Association, Inc.
3.4	*	Amended and Restated By-laws of The Reader's Digest Association, Inc.
3.5	*	By-laws of Alex Inc.
3.6	*	Certificate of Incorporation of Alex Inc.
3.7	*	Amendment to Certificate of Incorporation of Alex Inc.
3.8	*	Amended and Restated Articles of Incorporation of Allrecipes.com, Inc.
3.9	*	First Amended and Restated By-laws of Allrecipes.com, Inc. (f/k/a Emergent Media, Inc.).
3.10	*	Restated Certificate of Incorporation of Ardee Music Publishing, Inc.
3.11	*	Amendment to Certificate of Incorporation of Ardee Music Publishing, Inc.
3.12	*	By-laws of Ardee Music Publishing, Inc.
3.13	*	Certificate of Incorporation of Christmas Angel Productions, Inc. (f/k/a Reader's Digest Sub Ten, Inc.).
3.14	*	Amendment to Certificate of Incorporation of Christmas Angel Productions, Inc. (f/k/a Reader's Digest Sub Ten, Inc.).
3.15	*	Amendment to Certificate of Incorporation of Christmas Angel Productions, Inc.
3.16	*	By-laws of Christmas Angel Productions (f/k/a Reader's Digest Sub Ten, Inc.).
3.17	*	Certificate of Incorporation of Direct Entertainment Media Group, Inc.
3.18	*	Amendment to Certificate of Incorporation of Direct Entertainment Media Group, Inc.
3.19	*	By-laws of Direct Entertainment Media Group, Inc.
3.20	*	Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.21	(a)*	Amendment to Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.21	(b)*	Amendment to Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time Life Inc.).
3.22	*	Amendment to Certificate of Incorporation of Direct Holdings Americas Inc.
3.23	*	By-laws of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.24	*	Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.25	*	Certificate of Revival of Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).

Exhibit Number		Description
3.26	*	Amendment to Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.27	*	Amendment to Certificate of Incorporation of Direct Holdings Custom Publishing Inc.
3.28	*	By-laws of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.29	*	Certificate of Incorporation of Direct Holdings Customer Service, Inc. (f/k/a Time-Life Customer Service Inc.).
3.30	*	Amendment to Certificate of Incorporation of Direct Holdings Customer Service, Inc. (f/k/a Time-Life Customer Service Inc.).
3.31	*	Amendment to Certificate of Incorporation of Direct Holdings Customer Service, Inc.
3.32	*	By-laws of Direct Holdings Customer Service, Inc. (f/k/a Time Life Customer Service Inc.).
3.33	*	Certificate of Incorporation of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.).
3.34	*	Amendment to Certificate of Incorporation of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.).
3.35	*	Amendment to Certificate of Incorporation of Direct Holdings Education Inc.
3.36	*	By-laws of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.)
3.37	*	Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a The Span of Time, Inc.).
3.38	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a The Span of Time, Inc.).
3.39	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a Time-Life Book Program Inc.).
3.40	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a Time-Life Libraries Inc.).
3.41	*	By-laws of Direct Holdings Libraries Inc. (f/k/a Time-Life Libraries, Inc.).
3.42	*	Amended and Restated Certificate of Incorporation of Direct Holdings U.S. Corp.
3.43	*	Amendment to Certificate of Incorporation of Direct Holdings U.S. Corp.
3.44	*	By-laws of Direct Holdings U.S. Corp.
3.45	*	Certificate of Incorporation of Funk & Wagnalls Yearbook Corp. (f/k/a FP Real Estate Corporation).
3.46	*	Amendment to Certificate of Incorporation of Funk & Wagnalls Yearbook Corp. (f/k/a FP Real Estate Corporation).
3.47	*	Amendment to Certificate of Incorporation of Funk & Wagnalls Yearbook Corp.
3.48	*	By-laws of Funk & Wagnalls Yearbook Corp.
3.49	*	Articles of Amendment to and Restatement of Amended and Restated Articles of Incorporation of Gareth Stevens, Inc.
3.50	*	Amended and Restated Bylaws of Gareth Stevens, Inc.

Exhibit Number		Description
3.51	*	Amendment to Amended and Restated By-laws of Gareth Stevens, Inc., pursuant to Consent Resolution.
3.52	*	Amendment to Amended and Restated By-laws of Gareth Stevens, Inc., pursuant to Consent Resolution.
3.53	*	Restated Certificate of Incorporation of Home Service Publications, Inc.
3.54	*	Amendment to Certificate of Incorporation of Home Service Publications, Inc.
3.55	*	By-laws of Home Service Publications, Inc.
3.56	*	Certificate of Incorporation of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.57	*	Amendment to Certificate of Incorporation of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.58	*	Amendment to Certificate of Incorporation of Pegasus Asia Investments, Inc.
3.59	*	By-laws of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.60	*	Certificate of Conversion of Pegasus Investment, LLC.
3.61	*	Certificate of Formation of Pegasus Investment, LLC.
3.62	*	Restated Certificate of Incorporation of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.63	*	Amendment to Certificate of Incorporation of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.64	*	Amendment to Certificate of Incorporation of Pegasus Sales, Inc.
3.65	*	By-laws of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.66	*	Restated Certificate of Incorporation of Pleasantville Music Publishing, Inc.
3.67	*	Amendment to Certificate of Incorporation of Pleasantville Music Publishing, Inc.
3.68	*	By-laws of Pleasantville Music Publishing, Inc.
3.69	*	Restated Certificate of Incorporation of R.D. Manufacturing Corporation.
3.70	*	Amendment to Certificate of Incorporation of R.D. Manufacturing Corporation.
3.71	*	By-laws of R.D. Manufacturing Corporation.
3.72	*	Certificate of Incorporation of RD Large Edition, Inc.
3.73	*	Amendment to Certificate of Incorporation of RD Large Edition, Inc.
3.74	*	By-laws of RD Large Edition, Inc.
3.75	*	Restated Certificate of Incorporation of RD Publications, Inc.
3.76	*	Amendment to Certificate of Incorporation of RD Publications, Inc.
3.77	*	By-laws of RD Publications, Inc.
3.78	*	Certificate of Incorporation of RD Walking, Inc.
3.79	*	Amendment to Certificate of Incorporation of RD Walking, Inc.
3.80	*	By-laws of RD Walking, Inc.
3.81	*	Articles of Restatement of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).

Exhibit Number		Description
3.82	*	Articles of Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.83	*	Articles of Correction of Reading's Fun, Ltd.
3.84	*	Articles of Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun/Books are Fun, Ltd.).
3.85	*	Articles of Correction to Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun/Books are Fun, Ltd.).
3.86	*	Amendment to Restated Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.87	*	Amended and Restated Bylaws of RDA Sub Co. (f/k/a Readings Fun, Ltd.).
3.88	*	First Amendment to Amended and Restated Bylaws of RDA Sub Co. (f/k/a Books Are Fun, Ltd.).
3.89	*	Amended and Restated Certificate of Incorporation of RDCL, Inc. (f/k/a CompassLearning, Inc.).
3.90	*	Amendment to Amended and Restated Certificate of Incorporation of RDCL, Inc. (f/k/a CompassLearning, Inc.).
3.91	*	Amendment to Certificate of Incorporation of RDCL, Inc.
3.92	*	By-laws of RDCL, Inc. (f/k/a EAC I Inc.).
3.93	*	Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (Reader's Digest Sub Five, Inc.).
3.94	*	Amendment to Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (f/k/a Reader's Digest Sub Five, Inc.).
3.95	*	Amendment to Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (f/k/a Joshua Morris Publishing, Inc.).
3.96	*	By-laws of Reader's Digest Children's Publishing, Inc. (f/k/a Reader's Digest Sub Five, Inc.).
3.97	*	Certificate of Incorporation of Reader's Digest Consumer Services, Inc.
3.98	*	Amendment to Certificate of Incorporation of Reader's Digest Consumer Services, Inc.
3.99	*	By-laws of Reader's Digest Consumer Services, Inc.
3.100	*	Restated Certificate of Incorporation of Reader's Digest Entertainment, Inc.
3.101	*	Amendment to Certificate of Incorporation of Reader's Digest Entertainment, Inc.
3.102	*	By-laws of Reader's Digest Entertainment, Inc.
3.103	*	Certificate of Incorporation of Reader's Digest Financial Services, Inc.
3.104	*	Amendment to Certificate of Incorporation of Reader's Digest Financial Services, Inc.
3.105	*	By-laws of Reader's Digest Financial Services, Inc.
3.106	*	Restated Certificate of Incorporation of Reader's Digest Latino America S.A.
3.107	*	Amendment to Certificate of Incorporation of Reader's Digest Latino America S.A.
3.108	*	By-laws of Reader's Digest Latino America S.A.
3.109	*	Restated Certificate of Incorporation of Reader's Digest Sales and Services, Inc.

Exhibit Number		Description
3.110	*	Amendment to Certificate of Incorporation of Reader's Digest Sales and Services, Inc.
3.111	*	By-laws of Reader's Digest Sales and Services, Inc.
3.112	*	Certificate of Incorporation of Reader's Digest Sub Nine, Inc.
3.113	*	Amendment to Certificate of Incorporation of Reader's Digest Sub Nine, Inc.
3.114	*	By-laws of Reader's Digest Sub Nine, Inc.
3.115	*	Certificate of Incorporation of Reader's Digest Young Families, Inc.
3.116	*	Amendment to Certificate of Incorporation of Reader's Digest Young Families, Inc.
3.117	*	By-laws of Reader's Digest Young Families, Inc.
3.118	*	Certificate of Formation of Reiman Manufacturing LLC.
3.119	*	Limited Liability Company Agreement of Reiman Manufacturing LLC.
3.120	*	Certificate of Conversion of Reiman Media Group, LLC.
3.121	*	Certificate of Formation of Reiman Media Group, LLC.
3.122	*	Restated Certificate of Incorporation of Retirement Living Publishing Company, Inc.
3.123	*	Amendment to Certificate of Incorporation of Retirement Living Publishing Company, Inc.
3.124	*	By-laws of Retirement Living Publishing Company, Inc.
3.125	*	Certificate of Incorporation of Saguaro Road Records, Inc.
3.126	*	Amendment to Certificate of Incorporation of Saguaro Road Records, Inc.
3.127	*	By-laws of Saguaro Road Records, Inc.
3.128	*	Certificate of Formation of Taste of Home Media Group, LLC.
3.129	*	Limited Liability Company Agreement of Taste of Home Media Group, LLC.
3.130	*	Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Reader's Digest HV, Inc.).
3.131	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Reader's Digest HV, Inc.).
3.132	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Homemaker Ventures, Inc.).
3.133	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc.
3.134	*	By-laws of Taste of Home Productions, Inc.
3.135	*	Restated Certificate of Incorporation of Travel Publications, Inc.
3.136	*	Amendment to Certificate of Incorporation of Travel Publications, Inc.
3.137	*	By-laws of Travel Publications, Inc.
3.138	*	Certificate of Conversion of W.A. Publications, LLC.
3.139	*	Certificate of Formation of W.A. Publications, LLC.
3.140	*	Amendment to Certificate of Formation of W.A. Publications, LLC.
3.141	*	Amended and Restated Limited Liability Company Agreement of W.A. Publications, LLC.

Exhibit Number		Description
3.142	*	First Amendment to the Amended and Restated Limited Liability Company Agreement of W.A. Publications, LLC.
3.143	*	Certificate of Formation of Wapla, LLC.
3.144	*	Amendment to Certificate of Formation of Wapla, LLC.
3.145	*	Amended and Restated Limited Liability Company Agreement of Wapla, LLC.
3.146	*	Amended and Restated Certificate of Incorporation of Weekly Reader Corporation.
3.147	*	Amendment to Certificate of Incorporation of Weekly Reader Corporation.
3.148	*	By-laws of Weekly Reader Corporation.
3.149	*	Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a LLS Acquisition Corporation).
3.150	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a LLS Acquisition Corporation).
3.151	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems Acquisition Corporation).
3.152	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc.
3.153	*	By-laws of Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems, Inc.).
3.154	*	Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.155	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.156	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.157	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a K-III Reference Corporation).
3.158	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Primedia Reference Inc.).
3.159	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc.
3.160	*	By-laws of World Almanac Education Group, Inc. (f/k/a K-III Reference Corporation).
3.161	*	Certificate of Incorporation of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.162	*	Amendment to Certificate of Incorporation of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.163	*	Amendment to Certificate of Incorporation of World Wide Country Tours, Inc.
3.164	*	By-laws of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.165	*	Certificate of Incorporation of WRC Media Inc. (f/k/a EAC II Inc.).
3.166	*	Amendment to Certificate of Incorporation of WRC Media Inc.
3.167	*	By-laws of WRC Media Inc. (f/k/a EAC II Inc.).
3.168	*	Limited Liability Company Agreement of Pegasus Investment, LLC.
3.169	*	Limited Liability Company Agreement of Reiman Media Group, LLC.

Exhibit Number		Description
4.1	*	Indenture governing the Floating Rate Senior Secured Notes due 2017, dated as of February 11, 2010, by and among RD Escrow Corporation, The Reader's Digest Association, Inc., RDA Holding Co., the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee and Wilmington Trust FSB as collateral agent.
4.2	*
Supplemental Indenture dated as of July 27, 2010, by and among Taste of Home Media Group, LLC, The Reader's Digest Association, Inc., RDA Holding Co., the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee and Wilmington Trust FSB as collateral agent.
4.3	*	Form of Exchange Note.
4.4	*
Registration Rights Agreement, dated as of February 11, 2010, by and among The Reader's Digest Association, Inc., the subsidiary guarantors named therein, and the initial purchasers named therein, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Moelis & Company LLC and the several other initial purchasers named therein.
4.5	*
Security Agreement dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the persons listed on the signature pages thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as trustee, and Wilmington Trust FSB, as collateral agent.
5.1	**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange notes.
5.2	**	Opinion of Davis, Brown, Koehn, Shors & Roberts, PC as to certain legal matters of Iowa law relating to the validity of the securities being registered and the guarantees.
5.3	**	Opinion of Perkins Coie LLP as to certain legal matters of Washington law relating to the validity of the securities being registered and the guarantees.
5.4	**	Opinion of Quarles & Brady LLP as to certain legal matters of Wisconsin law relating to the validity of the securities being registered and the guarantees.
8.1	**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.
10.1	*	RDA Holding Co. 2010 Equity Incentive Plan.
10.2	*	Form of Restricted Share Unit Award Agreement under the RDA Holding Co. 2010 Equity Incentive Plan.
10.3	*	Form of Option Award Agreement under the RDA Holding Co. 2010 Equity Incentive Plan.
10.4
Form of Indemnification Agreement between The Reader's Digest Association, Inc. or RDA Holding Co. (as applicable) and individual directors and Named Executive Officers (filed as Exhibit 10.27 to The Reader's Digest Association, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 1-10434), and incorporated by reference herein).
10.5
FlexNet Program summary description (filed as Exhibit 10.28 to The Reader's Digest Association, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003 (File No. 1-10434), and incorporated by reference herein).
10.6
Financial counseling plan summary description (filed as Exhibit 10.29 to The Reader's Digest Association, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003 (File No. 1-10434), and incorporated by reference herein).
10.7	*	The Reader's Digest Association, Inc. Executive Severance Plan.

Exhibit Number		Description
10.8	*	Revolving Credit and Guarantee Agreement, dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the subsidiary guarantors from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.
10.9	*
First Amendment dated as of March 31, 2010 to the Revolving Credit and Guarantee Agreement, dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the subsidiary guarantors from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.
10.10	*	Stockholders Agreement, among RDA Holding Co. and the stockholders party thereto, dated as of February 19, 2010.
10.11	*	Amendment No. 1 dated as of July 19, 2010, to Stockholders Agreement among RDA Holding Co. and the stockholders party thereto.
10.12	*	Third Amended and Restated Employment Agreement, dated as of May 26, 2010, between The Reader's Digest Association, Inc. and Mary G. Berner.
10.13	*	Employment Letter, dated as of May 26, 2010, between The Reader's Digest Association, Inc. and Tom Williams.
10.14	*	Registration Rights Agreement by and among RDA Holding Co. and the holders named therein, dated as of February 19, 2010.
12.1	*	Statement of Computation of Ratios of Earnings to Fixed Charges.
21.1	*	List of Subsidiaries.
23.1	*	Consent of Ernst & Young LLP.
23.2	**	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).
23.3	**	Consent of Davis, Brown, Koehn, Shors & Roberts, PC (included in Exhibit 5.2 to this Registration Statement).
23.4	**	Consent of Perkins Coie LLP (included in Exhibit 5.3 to this Registration Statement).
23.5	**	Consent of Quarles & Brady LLP (included in Exhibit 5.4 to this Registration Statement).
24.1	*	Powers of Attorney (included on signature pages of this Part II).
25.1	*	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Indenture.
99.1	*	Form of Letter of Transmittal.
99.2	*	Form of Notice of Guaranteed Delivery.

*
Previously filed.

**
Filed herewith.

ITEM 22.    UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

 SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

THE READER'S DIGEST ASSOCIATION, INC. RDA HOLDING CO.
By:	/s/ MARY G. BERNER Name: Mary G. Berner Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Name and Title at The Reader's Digest Association, Inc. and RDA Holding Co.

/s/ MARY G. BERNER	Mary G. Berner, Chief Executive Officer, President and Director (Principal Executive Officer)
/s/ THOMAS WILLIAMS	Thomas Williams, Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ SUSANA D'EMIC	Susana D'Emic, Vice President and Controller (Principal Accounting Officer)
*	James Hawkes, Director
*	Karen Osar, Director
*	Fredric Reynolds, Director
*	Neil Sequeira, Director
*	Steven Shapiro, Director

Signature	Name and Title at The Reader's Digest Association, Inc. and RDA Holding Co.

*	Donald Steiner, Director
*	Peter Stern, Director
*	Carl Wilson, Director

* By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

ARDEE MUSIC PUBLISHING CHRISTMAS ANGEL PRODUCTIONS, INC. PLEASANTVILLE MUSIC PUBLISHING, INC. READER'S DIGEST CONSUMER SERVICES, INC. READER'S DIGEST YOUNG FAMILIES, INC.
By:	* Dawn M. Zier President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

* Dawn M. Zier	President (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams	Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ ANDREA R. NEWBORN Andrea R. Newborn	Director
/s/ WILLIAM H. MAGILL William H. Magill	Director

* By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

ALLRECIPES.COM, INC. FUNK & WAGNALLS YEARBOOK CORP. GARETH STEVENS, INC. WEEKLY READER CORPORATION WEEKLY READER CUSTOM PUBLISHING, INC. WORLD ALMANAC EDUCATION GROUP, INC. WRC MEDIA INC.
By:	* Lisa Sharples President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

* Lisa Sharples	President (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams	Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ ANDREA R NEWBORN Andrea R. Newborn	Director

Signature	Title

/s/ WILLIAM H. MAGILL William H. Magill	Director

* By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

RDA SUB CO.
By:	/s/ WILLIAM H. MAGILL William H. Magill Treasurer & Authorized Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

/s/ WILLIAM H. MAGILL William H. Magill	Treasurer , Authorized Officer and Director
/s/ THOMAS WILLIAMS Thomas Williams	Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ ANDREA R. NEWBORN Andrea R. Newborn	Director

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

RDCL, INC.
By:	/s/ WILLIAM H. MAGILL William H. Magill Treasurer & Authorized Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

/s/ WILLIAM H. MAGILL William H. Magill	Treasurer , Authorized Officer and Director
/s/ THOMAS WILLIAMS Thomas Williams	Executive Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ ANDREA R. NEWBORN Andrea R. Newborn	Director

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

PEGASUS ASIA INVESTMENTS, INC. RD WALKING, INC. READER'S DIGEST SUB NINE, INC. READER'S DIGEST ENTERTAINMENT, INC. RETIREMENT LIVING PUBLSHING COMPANY, INC. TRAVEL PUBLICATIONS, INC.
By:	/s/ WILLIAM H. MAGILL William H. Magill President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

/s/ WILLIAM H. MAGILL William H. Magill	President, Treasurer and Director (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams	Executive Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ ANDREA R. NEWBORN Andrea R. Newborn	Director

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

PEGASUS SALES, INC.
By:	* Daniel Lagani President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

* Daniel Lagani	Director and President (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams	Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ WILLIAM H. MAGILL William H. Magill	Director
/s/ ANDREA R. NEWBORN Andrea R. Newborn	Director

*By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

R.D. MANUFACTURING CORPORATION
By:	* Albert L. Perruzza President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

* Albert L. Perruzza	President (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams	Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ WILLIAM H. MAGILL William H. Magill	Director
/s/ ANDREA R. NEWBORN Andrea R. Newborn	Director

*By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

RD LARGE EDITION, INC. RD PUBLICATIONS, INC. READER'S DIGEST SALES AND SERVICES, INC. READER'S DIGEST FINANCIAL SERVICES, INC.
By:	* Daniel Lagani President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

* Daniel Lagani	President (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams	Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ WILLIAM H. MAGILL William H. Magill	Director
/s/ ANDREA R. NEWBORN Andrea R. Newborn	Director

*By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

READER'S DIGEST CHILDREN'S PUBLSHING, INC.
By:	* Harold Clarke President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

* Harold Clarke	President (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams	Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ WILLIAM H. MAGILL William H. Magill	Director
/s/ ANDREA R. NEWBORN Andrea R. Newborn	Director

*By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

READER'S DIGEST LATINOAMERICA, S.A. DIRECT HOLDINGS U.S. CORP DIRECT HOLDINGS AMERICAS INC. DIRECT ENTERTAINMENT MEDIA GROUP, INC. SAGUARO ROAD RECORDS, INC.
By:	/s/ THOMAS A. WILLIAMS Thomas A. Williams President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

/s/ THOMAS A. WILLIAMS Thomas A. Williams	President (Principal Executive Officer and Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ WILLIAM H. MAGILL William H. Magill	Director
/s/ ANDREA R. NEWBORN Andrea R. Newborn	Director

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

REIMAN MANUFACTURING, LLC
By:	* Suzanne M. Grimes President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature		Title

* Suzanne M. Grimes		President (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams		Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic		Vice President (Principal Accounting Officer)
R.D. Manufacturing Corporation, its sole Member
By:	/s/ ANDREA NEWBORN
Andrea Newborn, Secretary

* By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

REIMAN MEDIA GROUP, LLC
By:	* Suzanne M. Grimes President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature		Title

* Suzanne M. Grimes		President (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams		Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic		Vice President (Principal Accounting Officer)
The Reader's Digest Association, Inc., its sole Member
By:	/s/ ANDREA NEWBORN
Andrea Newborn, Secretary

* By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

TASTE OF HOME MEDIA GROUP, LLC
By:	* Suzanne M. Grimes President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature		Title

* Suzanne M. Grimes		President (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams		Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic		Vice President (Principal Accounting Officer)
Reader's Digest Sales and Services, Inc., its sole Member
By:	/s/ ANDREA NEWBORN
Andrea Newborn, Secretary

* By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

TASTE OF HOME PRODUCTIONS, INC. HOME SERVICE PUBLICATIONS, INC. WORLD WIDE COUNTRY TOURS, INC.
By:	* Suzanne M. Grimes President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

* Suzanne M. Grimes	President (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams	Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ WILLIAM H. MAGILL William H. Magill	Director
/s/ ANDREA R. NEWBORN Andrea R. Newborn	Director

* By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

W.A. PUBLICATIONS, LLC PEGASUS INVESTMENT, LLC
By:	/s/ WILLIAM H. MAGILL William H. Magill President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature		Title

/s/ WILLIAM H. MAGILL William H. Magill		President and Treasurer (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams		Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic		Vice President (Principal Accounting Officer)
The Reader's Digest Association, Inc., its sole Member
By:	/s/ ANDREA NEWBORN Andrea Newborn, Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

WAPLA, LLC
By:	/s/ WILLIAM H. MAGILL William H. Magill President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature		Title

/s/ WILLIAM H. MAGILL William H. Magill		President and Treasurer (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams		Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic		Vice President (Principal Accounting Officer)
Reader's Digest Latinoamerica, S.A., its sole Member
By:	/s/ ANDREA NEWBORN Andrea Newborn, Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on February 11, 2011.

DIRECT HOLDINGS CUSTOM PUBLISHING INC. DIRECT HOLDINGS EDUCATION INC. ALEX INC. DIRECT HOLDINGS CUSTOMER SERVICE, INC. DIRECT HOLDINGS LIBRARIES INC.
By:	* Christopher Hearing President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities and on this 11th day of February, 2011.

Signature	Title

* Christopher Hearing	President (Principal Executive Officer)
/s/ THOMAS WILLIAMS Thomas Williams	Vice President (Principal Financial Officer)
/s/ SUSANA D'EMIC Susana D'Emic	Vice President (Principal Accounting Officer)
/s/ WILLIAM H. MAGILL William H. Magill	Director
/s/ ANDREA R. NEWBORN Andrea R. Newborn	Director

*By:	/s/ ANDREA NEWBORN Andrea Newborn Attorney-in-fact

 EXHIBIT INDEX

Exhibit Number		Description
2.1	*	Third Amended and Restated Joint Chapter 11 Plan of Reorganization of The Reader's Digest Association, Inc. and its Debtor Affiliates.
3.1	*	Amended and Restated Certificate of Incorporation of RDA Holding Co.
3.2	*	By-laws of RDA Holding Co.
3.3	*	Amended and Restated Certificate of Incorporation of The Reader's Digest Association, Inc.
3.4	*	Amended and Restated By-laws of The Reader's Digest Association, Inc.
3.5	*	By-laws of Alex Inc.
3.6	*	Certificate of Incorporation of Alex Inc.
3.7	*	Amendment to Certificate of Incorporation of Alex Inc.
3.8	*	Amended and Restated Articles of Incorporation of Allrecipes.com, Inc.
3.9	*	First Amended and Restated By-laws of Allrecipes.com, Inc. (f/k/a Emergent Media, Inc.).
3.10	*	Restated Certificate of Incorporation of Ardee Music Publishing, Inc.
3.11	*	Amendment to Certificate of Incorporation of Ardee Music Publishing, Inc.
3.12	*	By-laws of Ardee Music Publishing, Inc.
3.13	*	Certificate of Incorporation of Christmas Angel Productions, Inc. (f/k/a Reader's Digest Sub Ten, Inc.).
3.14	*	Amendment to Certificate of Incorporation of Christmas Angel Productions, Inc. (f/k/a Reader's Digest Sub Ten, Inc.).
3.15	*	Amendment to Certificate of Incorporation of Christmas Angel Productions, Inc.
3.16	*	By-laws of Christmas Angel Productions (f/k/a Reader's Digest Sub Ten, Inc.).
3.17	*	Certificate of Incorporation of Direct Entertainment Media Group, Inc.
3.18	*	Amendment to Certificate of Incorporation of Direct Entertainment Media Group, Inc.
3.19	*	By-laws of Direct Entertainment Media Group, Inc.
3.20	*	Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.21	(a)*	Amendment to Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.21	(b)*	Amendment to Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time Life Inc.).
3.22	*	Amendment to Certificate of Incorporation of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.23	*	By-laws of Direct Holdings Americas Inc. (f/k/a Time-Life Books Inc.).
3.24	*	Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.25	*	Certificate of Revival of Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).

Exhibit Number		Description
3.26	*	Amendment to Certificate of Incorporation of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.27	*	Amendment to Certificate of Incorporation of Direct Holdings Custom Publishing Inc.
3.28	*	By-laws of Direct Holdings Custom Publishing Inc. (f/k/a Time Life Custom Publishing Inc.).
3.29	*	Certificate of Incorporation of Direct Holdings Customer Service, Inc. (f/k/a Time-Life Customer Service Inc.).
3.30	*	Amendment to Certificate of Incorporation of Direct Holdings Customer Service, Inc. (f/k/a Time-Life Customer Service Inc.).
3.31	*	Amendment to Certificate of Incorporation of Direct Holdings Customer Service, Inc.
3.32	*	By-laws of Direct Holdings Customer Service, Inc. (f/k/a Time Life Customer Service Inc.).
3.33	*	Certificate of Incorporation of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.).
3.34	*	Amendment to Certificate of Incorporation of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.).
3.35	*	Amendment to Certificate of Incorporation of Direct Holdings Education Inc.
3.36	*	By-laws of Direct Holdings Education Inc. (f/k/a Time Life Education Inc.)
3.37	*	Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a The Span of Time, Inc.).
3.38	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a The Span of Time, Inc.).
3.39	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a Time-Life Book Program Inc.).
3.40	*	Amendment to Certificate of Incorporation of Direct Holdings Libraries Inc. (f/k/a Time-Life Libraries Inc.).
3.41	*	By-laws of Direct Holdings Libraries Inc. (f/k/a Time-Life Libraries, Inc.).
3.42	*	Amended and Restated Certificate of Incorporation of Direct Holdings U.S. Corp.
3.43	*	Amendment to Certificate of Incorporation of Direct Holdings U.S. Corp.
3.44	*	By-laws of Direct Holdings U.S. Corp.
3.45	*	Certificate of Incorporation of Funk & Wagnalls Yearbook Corp. (f/k/a FP Real Estate Corporation).
3.46	*	Amendment to Certificate of Incorporation of Funk & Wagnalls Yearbook Corp. (f/k/a FP Real Estate Corporation).
3.47	*	Amendment to Certificate of Incorporation of Funk & Wagnalls Yearbook Corp.
3.48	*	By-laws of Funk & Wagnalls Yearbook Corp.
3.49	*	Articles of Amendment to and Restatement of Amended and Restated Articles of Incorporation of Gareth Stevens, Inc.
3.50	*	Amended and Restated Bylaws of Gareth Stevens, Inc.

Exhibit Number		Description
3.51	*	Amendment to Amended and Restated By-laws of Gareth Stevens, Inc., pursuant to Consent Resolution.
3.52	*	Amendment to Amended and Restated By-laws of Gareth Stevens, Inc., pursuant to Consent Resolution.
3.53	*	Restated Certificate of Incorporation of Home Service Publications, Inc.
3.54	*	Amendment to Certificate of Incorporation of Home Service Publications, Inc.
3.55	*	By-laws of Home Service Publications, Inc.
3.56	*	Certificate of Incorporation of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.57	*	Amendment to Certificate of Incorporation of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.58	*	Amendment to Certificate of Incorporation of Pegasus Asia Investments, Inc.
3.59	*	By-laws of Pegasus Asia Investments Inc. (f/k/a Reader's Digest Sub Seven, Inc.).
3.60	*	Certificate of Conversion of Pegasus Investment, LLC.
3.61	*	Certificate of Formation of Pegasus Investment, LLC.
3.62	*	Restated Certificate of Incorporation of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.63	*	Amendment to Certificate of Incorporation of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.64	*	Amendment to Certificate of Incorporation of Pegasus Sales, Inc.
3.65	*	By-laws of Pegasus Sales, Inc. (f/k/a Reader's Digest Services, Inc.).
3.66	*	Restated Certificate of Incorporation of Pleasantville Music Publishing, Inc.
3.67	*	Amendment to Certificate of Incorporation of Pleasantville Music Publishing, Inc.
3.68	*	By-laws of Pleasantville Music Publishing, Inc.
3.69	*	Restated Certificate of Incorporation of R.D. Manufacturing Corporation.
3.70	*	Amendment to Certificate of Incorporation of R.D. Manufacturing Corporation.
3.71	*	By-laws of R.D. Manufacturing Corporation.
3.72	*	Certificate of Incorporation of RD Large Edition, Inc.
3.73	*	Amendment to Certificate of Incorporation of RD Large Edition, Inc.
3.74	*	By-laws of RD Large Edition, Inc.
3.75	*	Restated Certificate of Incorporation of RD Publications, Inc.
3.76	*	Amendment to Certificate of Incorporation of RD Publications, Inc.
3.77	*	By-laws of RD Publications, Inc.
3.78	*	Certificate of Incorporation of RD Walking, Inc.
3.79	*	Amendment to Certificate of Incorporation of RD Walking, Inc.
3.80	*	By-laws of RD Walking, Inc.
3.81	*	Articles of Restatement of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).

Exhibit Number		Description
3.82	*	Articles of Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.83	*	Articles of Correction of Reading's Fun, Ltd.
3.84	*	Articles of Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun/Books are Fun, Ltd.).
3.85	*	Articles of Correction to Amendment to Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun/Books are Fun, Ltd.).
3.86	*	Amendment to Restated Articles of Incorporation of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.87	*	Amended and Restated Bylaws of RDA Sub Co. (f/k/a Reading's Fun, Ltd.).
3.88	*	First Amendment to Amended and Restated Bylaws of RDA Sub Co. (f/k/a Books Are Fun, Ltd.).
3.89	*	Amended and Restated Certificate of Incorporation of RDCL, Inc. (f/k/a CompassLearning, Inc.).
3.90	*	Amendment to Amended and Restated Certificate of Incorporation of RDCL, Inc. (f/k/a CompassLearning, Inc.).
3.91	*	Amendment to Certificate of Incorporation of RDCL, Inc.
3.92	*	By-laws of RDCL, Inc. (f/k/a EAC I Inc.).
3.93	*	Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (Reader's Digest Sub Five, Inc.).
3.94	*	Amendment to Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (f/k/a Reader's Digest Sub Five, Inc.).
3.95	*	Amendment to Certificate of Incorporation of Reader's Digest Children's Publishing, Inc. (f/k/a Joshua Morris Publishing, Inc.).
3.96	*	By-laws of Reader's Digest Children's Publishing, Inc. (f/k/a Reader's Digest Sub Five, Inc.).
3.97	*	Certificate of Incorporation of Reader's Digest Consumer Services, Inc.
3.98	*	Amendment to Certificate of Incorporation of Reader's Digest Consumer Services, Inc.
3.99	*	By-laws of Reader's Digest Consumer Services, Inc.
3.100	*	Restated Certificate of Incorporation of Reader's Digest Entertainment, Inc.
3.101	*	Amendment to Certificate of Incorporation of Reader's Digest Entertainment, Inc.
3.102	*	By-laws of Reader's Digest Entertainment, Inc.
3.103	*	Certificate of Incorporation of Reader's Digest Financial Services, Inc.
3.104	*	Amendment to Certificate of Incorporation of Reader's Digest Financial Services, Inc.
3.105	*	By-laws of Reader's Digest Financial Services, Inc.
3.106	*	Restated Certificate of Incorporation of Reader's Digest Latino America S.A.
3.107	*	Amendment to Certificate of Incorporation of Reader's Digest Latino America S.A.
3.108	*	By-laws of Reader's Digest Latino America S.A.
3.109	*	Restated Certificate of Incorporation of Reader's Digest Sales and Services, Inc.

Exhibit Number		Description
3.110	*	Amendment to Certificate of Incorporation of Reader's Digest Sales and Services, Inc.
3.111	*	By-laws of Reader's Digest Sales and Services, Inc.
3.112	*	Certificate of Incorporation of Reader's Digest Sub Nine, Inc.
3.113	*	Amendment to Certificate of Incorporation of Reader's Digest Sub Nine, Inc.
3.114	*	By-laws of Reader's Digest Sub Nine, Inc.
3.115	*	Certificate of Incorporation of Reader's Digest Young Families, Inc.
3.116	*	Amendment to Certificate of Incorporation of Reader's Digest Young Families, Inc.
3.117	*	By-laws of Reader's Digest Young Families, Inc.
3.118	*	Certificate of Formation of Reiman Manufacturing LLC.
3.119	*	Limited Liability Company Agreement of Reiman Manufacturing LLC.
3.120	*	Certificate of Conversion of Reiman Media Group, LLC.
3.121	*	Certificate of Formation of Reiman Media Group, LLC.
3.122	*	Restated Certificate of Incorporation of Retirement Living Publishing Company, Inc.
3.123	*	Amendment to Certificate of Incorporation of Retirement Living Publishing Company, Inc.
3.124	*	By-laws of Retirement Living Publishing Company, Inc.
3.125	*	Certificate of Incorporation of Saguaro Road Records, Inc.
3.126	*	Amendment to Certificate of Incorporation of Saguaro Road Records, Inc.
3.127	*	By-laws of Saguaro Road Records, Inc.
3.128	*	Certificate of Formation of Taste of Home Media Group, LLC.
3.129	*	Limited Liability Company Agreement of Taste of Home Media Group, LLC.
3.130	*	Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Reader's Digest HV, Inc.).
3.131	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Reader's Digest HV, Inc.).
3.132	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc. (f/k/a Homemaker Ventures, Inc.).
3.133	*	Amendment to Certificate of Incorporation of Taste of Home Productions, Inc.
3.134	*	By-laws of Taste of Home Productions, Inc.
3.135	*	Restated Certificate of Incorporation of Travel Publications, Inc.
3.136	*	Amendment to Certificate of Incorporation of Travel Publications, Inc.
3.137	*	By-laws of Travel Publications, Inc.
3.138	*	Certificate of Conversion of W.A. Publications, LLC.
3.139	*	Certificate of Formation of W.A. Publications, LLC.
3.140	*	Amendment to Certificate of Formation of W.A. Publications, LLC.
3.141	*	Amended and Restated Limited Liability Company Agreement of W.A. Publications, LLC.

Exhibit Number		Description
3.142	*	First Amendment to the Amended and Restated Limited Liability Company Agreement of W.A. Publications, LLC.
3.143	*	Certificate of Formation of Wapla, LLC.
3.144	*	Amendment to Certificate of Formation of Wapla, LLC.
3.145	*	Amended and Restated Limited Liability Company Agreement of Wapla, LLC.
3.146	*	Amended and Restated Certificate of Incorporation of Weekly Reader Corporation.
3.147	*	Amendment to Certificate of Incorporation of Weekly Reader Corporation.
3.148	*	By-laws of Weekly Reader Corporation.
3.149	*	Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a LLS Acquisition Corporation).
3.150	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a LLS Acquisition Corporation).
3.151	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems Acquisition Corporation).
3.152	*	Amendment to Certificate of Incorporation of Weekly Reader Custom Publishing, Inc.
3.153	*	By-laws of Weekly Reader Custom Publishing, Inc. (f/k/a Lifetime Learning Systems, Inc.).
3.154	*	Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.155	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.156	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Funk & Wagnalls Acquisition Corporation).
3.157	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a K-III Reference Corporation).
3.158	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc. (f/k/a Primedia Reference Inc.).
3.159	*	Amendment to Certificate of Incorporation of World Almanac Education Group, Inc.
3.160	*	By-laws of World Almanac Education Group, Inc. (f/k/a K-III Reference Corporation).
3.161	*	Certificate of Incorporation of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.162	*	Amendment to Certificate of Incorporation of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.163	*	Amendment to Certificate of Incorporation of World Wide Country Tours, Inc.
3.164	*	By-laws of World Wide Country Tours, Inc. (f/k/a Reader's Digest WWCT, Inc.).
3.165	*	Certificate of Incorporation of WRC Media Inc. (f/k/a EAC II Inc.).
3.166	*	Amendment to Certificate of Incorporation of WRC Media Inc.
3.167	*	By-laws of WRC Media Inc. (f/k/a EAC II Inc.).
3.168	*	Limited Liability Company Agreement of Pegasus Investment, LLC.
3.169	*	Limited Liability Company Agreement of Reiman Media Group, LLC.

Exhibit Number		Description
4.1	*	Indenture governing the Floating Rate Senior Secured Notes due 2017, dated as of February 11, 2010, by and among RD Escrow Corporation, The Reader's Digest Association, Inc., RDA Holding Co., the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee and Wilmington Trust FSB as collateral agent.
4.2	*
Supplemental Indenture dated as of July 27, 2010, by and among Taste of Home Media Group, LLC, The Reader's Digest Association, Inc., RDA Holding Co., the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee and Wilmington Trust FSB as collateral agent.
4.3	*	Form of Exchange Note.
4.4	*
Registration Rights Agreement, dated as of February 11, 2010, by and among The Reader's Digest Association, Inc., the subsidiary guarantors named therein, and the initial purchasers named therein, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Moelis & Company LLC and the several other initial purchasers named therein.
4.5	*
Security Agreement dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the persons listed on the signature pages thereto, JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association, as trustee, and Wilmington Trust FSB, as collateral agent.
5.1	**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the exchange notes.
5.2	**	Opinion of Davis, Brown, Koehn, Shors & Roberts, PC as to certain legal matters of Iowa law relating to the validity of the securities being registered and the guarantees.
5.3	**	Opinion of Perkins Coie LLP as to certain legal matters of Washington law relating to the validity of the securities being registered and the guarantees.
5.4	**	Opinion of Quarles & Brady LLP as to certain legal matters of Wisconsin law relating to the validity of the securities being registered and the guarantees.
8.1	**	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.
10.1	*	RDA Holding Co. 2010 Equity Incentive Plan.
10.2	*	Form of Restricted Share Unit Award Agreement under the RDA Holding Co. 2010 Equity Incentive Plan.
10.3	*	Form of Option Award Agreement under the RDA Holding Co. 2010 Equity Incentive Plan.
10.4
Form of Indemnification Agreement between The Reader's Digest Association, Inc. or RDA Holding Co. (as applicable) and individual directors and Named Executive Officers (filed as Exhibit 10.27 to The Reader's Digest Association, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 1-10434), and incorporated by reference herein).
10.5
FlexNet Program summary description (filed as Exhibit 10.28 to The Reader's Digest Association, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003 (File No. 1-10434), and incorporated by reference herein).
10.6
Financial counseling plan summary description (filed as Exhibit 10.29 to The Reader's Digest Association, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2003 (File No. 1-10434), and incorporated by reference herein).
10.7	*	The Reader's Digest Association, Inc. Executive Severance Plan.

Exhibit Number		Description
10.8	*	Revolving Credit and Guarantee Agreement, dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the subsidiary guarantors from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.
10.9	*
First Amendment dated as of March 31, 2010 to the Revolving Credit and Guarantee Agreement, dated as of February 19, 2010, among RDA Holding Co., The Reader's Digest Association, Inc., the subsidiary guarantors from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.
10.10	*	Stockholders Agreement, among RDA Holding Co. and the stockholders party thereto, dated as of February 19, 2010.
10.11	*	Amendment No. 1 dated as of July 19, 2010 to Stockholders Agreement among RDA Holding Co. and the stockholders party thereto.
10.12	*	Third Amended and Restated Employment Agreement, dated as of May 26, 2010, between The Reader's Digest Association, Inc. and Mary G. Berner.
10.13	*	Employment Letter, dated as of May 26, 2010, between The Reader's Digest Association, Inc. and Tom Williams.
10.14	*	Registration Rights Agreement by and among RDA Holding Co. and the holders named therein, dated as of February 19, 2010.
12.1	*	Statement of Computation of Ratios of Earnings to Fixed Charges.
21.1	*	List of Subsidiaries.
23.1	*	Consent of Ernst & Young LLP.
23.2	**	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).
23.3	**	Consent of Davis, Brown, Koehn, Shors & Roberts, PC (included in Exhibit 5.2 to this Registration Statement).
23.4	**	Consent of Perkins Coie LLP (included in Exhibit 5.3 to this Registration Statement).
23.5	**	Consent of Quarles & Brady LLP (included in Exhibit 5.4 to this Registration Statement).
24.1	*	Powers of Attorney (included on signature pages of this Part II).
25.1	*	Form T-1 Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Indenture.
99.1	*	Form of Letter of Transmittal.
99.2	*	Form of Notice of Guaranteed Delivery.

*
Previously filed.

**
Filed herewith.

QuickLinks

Table of Registrant Guarantors
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
EXHIBIT INDEX
  ITEM 22. UNDERTAKINGS.
SIGNATURES AND POWERS OF ATTORNEY
EXHIBIT INDEX